UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2011

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure.

International Isotopes Inc. (the "Company") today announced that it is exploring options to raise capital.   One option being explored by the Company is to allow holders of its currently outstanding warrants to exercise such warrants for cash at a reduced exercise price for a limited period of time.  Such reduced exercise price may be lower than the current trading price of the Company's common stock and will be determined based upon discussions with certain warrant holders.  There can be no assurance that the Company will ultimately pursue this option or that it will be able to agree with warrant holders on acceptable terms or at all.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes Inc.

Date: August 19, 2011	By:	/s/ L. McKenzie-Carter
Laurie McKenzie-Carter Chief Financial Officer